Exhibit 10(a)1














                                SOUTHERN COMPANY
                           DEFERRED COMPENSATION PLAN




















                                     Amended and Restated as of January 1, 2005

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                                SOUTHERN COMPANY
                           DEFERRED COMPENSATION PLAN


                                TABLE OF CONTENTS


ARTICLE I                  Purpose and Adoption of Plan                1

ARTICLE II                 Definitions                                 2

ARTICLE III                Administration of Plan                      7

ARTICLE IV                 Eligibility                                11

ARTICLE V                  Deferral Election                          12

ARTICLE VI                 Participants' Accounts                     14

ARTICLE VII                Account Distribution                       16

ARTICLE VIII               Miscellaneous Provisions                   20




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                                SOUTHERN COMPANY
                           DEFERRED COMPENSATION PLAN


                                   ARTICLE I

                          Purpose and Adoption of Plan

     1.1 Adoption: Southern Company Services, Inc. and the other Employing Companies established the Deferred Compensation Plan for The Southern Electric System effective October 1, 1988. The Plan has been amended from time to time including this good faith amendment and restatement effective January 1, 2005 to comply with Code Section 409A. Except as otherwise provided herein and consistent with Section 1.3, the terms of the Plan as in effect prior to the effective date of this Plan shall continue to be applicable to deferrals made pursuant to the Plan prior to January 1, 2005.

     1.2 Purpose: This Southern Company Deferred Compensation Plan is designed to permit a select group of management or highly compensated employees ("Top-Hat Employees") within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") to elect to defer a portion of their regular compensation during each payroll period and to defer all or a portion of certain short-term and long-term incentive payments until a specified date or until their death, retirement, or other Separation from Service with an Employing Company. The Plan is intended to constitute a non-qualified deferred compensation plan that complies with the provisions of Code Section 409A and an unfunded deferred compensation arrangement for Top-Hat Employees governed by ERISA whose benefits shall be paid solely from the general assets of the Employing Companies.

     1.3 Schedule of Provisions for Pre-2005 Deferrals: The attached Schedule sets forth the operative provisions of the Plan applicable to "grandfathered" deferrals of Compensation and Incentive Pay made by Participants which are treated by the Employing Companies as not subject to Section 409A of the Code. The Account balance (plus earnings thereon) of the grandfathered deferrals shall only be subject to the provisions set forth in the Schedule. In accordance with transition rules under Section 409A of the Code, Internal Revenue Service Notice 2005-1, or any other applicable guidance from the Department of Treasury, these provisions are only intended to preserve the rights and features of the "grandfathered" deferrals and are, therefore, not intended to "materially modify" any aspect of such rights and features. Provisions of the Schedule should be so construed whenever necessary or appropriate. Provisions in the Schedule shall only be amended in accordance with the Schedule's terms.

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     1.4 409A Transition Elections: At a time and in a manner determined by the
Committee, Participants shall make timely elections to conform to the Plan's terms effective on and after January 1, 2005. Where a Participant fails to make such elections required by the Committee, with regard to the form of distribution (i.e., lump sum or installment), the Committee shall establish a default distribution form based on the following hierarchy: first, the most current distribution form in effect applicable to the Account balance governed by the Schedule of Provisions for Pre-2005 Deferrals; if none, lump sum. Such elections are intended to meet the transition requirements of Section 409A of the Code and Internal Revenue Service Notice 2005-1.

                                   ARTICLE II

                                   Definitions

         For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

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     2.1 "Account" shall mean the account or accounts established and maintained by an Employing Company to reflect the interest of a Participant in the Plan resulting from a Participant's deferral of Compensation and/or Incentive Pay each Plan Year and adjustments thereto to reflect income, gains, losses, and other credits or charges. Charges to a Participant's Account for distributions shall be posted as of the date the Account is valued for distribution.

     2.2 "Board of Directors" shall mean the Board of Directors of the Company.

     2.3 "Change in Control Benefits Protection Plan" shall mean the Change in Control Benefits Protection Plan, as approved by the Southern Board, as it may be amended from time to time in accordance with the provisions therein.

     2.4 "Closing Price" shall mean the closing price on any trading day of a share of Common Stock based on consolidated trading as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices of New York Stock Exchange listed securities.

     2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.6 "Committee" shall mean the committee referred to in Section 3.1 hereof.

     2.7 "Common Stock" shall mean the common stock of Southern.

     2.8 "Company" shall mean Southern Company Services, Inc.

     2.9 "Compensation" shall mean the rate of an Employee's base wages or salary paid by any Employing Company to an Employee, including amounts contributed by an Employing Company to the Employee Savings Plan as Elective Employer Contributions, as said term is defined in the Employee Savings Plan, pursuant to the Employee's exercise of his or her deferral option made in accordance with Section 401(k) of the Internal Revenue Code, amounts contributed


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by an Employing Company to the Employee Savings Plan as catch-up contributions pursuant to the Employee's exercise of his deferral option made thereunder in accordance with the requirements of Section 414(v) of the Internal Revenue Code, and amounts contributed by an Employing Company to The Southern Company Flexible Benefits Plan on behalf of the Employee pursuant to his or her salary reduction election under such plan; but disregarding overtime and any reimbursements to an Employee paid by any Employing Company including, but not limited to, reimbursements for such items as moving expenses, automobile expenses, tax preparation expenses, travel and entertainment expenses, and health and life insurance premiums.

     2.10 "Deferral Election" shall mean the Participant's election to defer a portion of his or her Compensation and/or Incentive Pay pursuant to Article V hereof.

     2.11 "Distribution Election" shall mean the election under Article VII hereof, pursuant to which a Participant elects the distribution of all or a portion of the balance of his or her Account to be made in a lump sum following the Participant's election to receive payments as of a specified date pursuant to Section 7.6 or in either a lump sum or in up to ten (10) annual installments following the Participant's death, retirement, or other Separation from Service with an Employing Company.

     2.12 "Effective Date" of this amendment and restatement shall mean January 1, 2005.

     2.13 "Employee" shall mean any person who is currently employed by an Employing Company.

     2.14 "Employee Savings Plan" shall mean The Southern Company Employee Savings Plan, as amended from time to time.

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     2.15 "Employee Stock Ownership Plan" shall mean The Southern Company
Employee Stock Ownership Plan, as amended from time to time.

     2.16 "Employing Company" shall mean the Company, or any affiliate or subsidiary (direct or indirect) of The Southern Company, which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them. The Employing Companies are set forth in Appendix A of the Plan, as may be amended from time to time.

     2.17 "Enrollment Date" shall mean January 1 of each Plan Year, and such other dates as may be determined from time to time by the Committee. No enrollment date shall violate Code Section 409A.

     2.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     2.19 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.20 "Incentive Pay" shall mean such long-term or short-term incentive pay as the Committee shall permit to be deferred under this Plan for any Plan Year.

     2.21 "Investment Election" shall mean the Participant's election to have his or her deferred Compensation or Incentive Pay invested pursuant to Section
6.2 or Section 6.3 hereof.

     2.22 "Key Employee" shall have the meaning ascribed to this term under Code
Section 409A as it applies to a Participant. The Committee shall establish the time period required to determine key employee status.

     2.23 "Key-Employee Delay" shall mean the six (6) month delay in the commencement of benefits applicable to Key Employees pursuant to the requirements of Code Section 409A.

     2.24 "Modification Delay" shall mean the requirements permitting a change in time or form of payment as allowed under Section 409A(a)(4)(C) of the Code.

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     2.25 "Non-adopting Company" shall mean any subsidiary or affiliate of
Southern which is not an Employing Company.

     2.26 "Participant" shall mean an Employee or former employee of an Employing Company who is eligible to and defers Compensation and/or Incentive Pay under the Plan or who was so eligible and had an unpaid Account balance upon his or her death, retirement, or other Separation from Service with an Employing Company.

     2.27 "Pension Plan" shall mean The Southern Company Pension Plan, as amended from time to time.

     2.28 "Plan" shall mean the Southern Company Deferred Compensation Plan, amended and restated as of January 1, 2005, as further amended from time to time.

     2.29 "Plan Year" shall mean the calendar year.

     2.30 "Retirement Income" shall have the same meaning as set forth in the Pension Plan.

     2.31 "Separation from Service" shall have the meaning ascribed to this term under Code Section 409A

     2.32 "Southern" shall mean Southern Company, its successors and assigns.

     2.33 "Southern Board" shall mean the board of directors of Southern.

     2.34 "Total Disability" shall mean a total disability as determined by the Social Security Administration and meeting the requirements of Section 409A(a)(2) of the Code.

     2.35 Trust" shall mean the Southern Company Deferred Compensation Trust.

     2.36 "Trustee" shall mean the entity designated as such in the Trust.

     2.37 "Unforeseeable Emergency" shall mean a severe financial hardship meeting the requirements of Section 409A(a)(2)(B)(ii) of the Code.

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     2.38 "Valuation Date" shall mean each trading day of the New York Stock
Exchange, or any successor national exchange on which the Common Stock is traded and with respect to which a Closing Price may be determined.

     Where the context requires, the definitions of all terms set forth in the Pension Plan, the Employee Savings Plan, and the Employee Stock Ownership Plan shall apply with equal force and effect for purposes of interpretation and administration of the Plan, unless said terms are otherwise specifically defined in the Plan. Words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.

                                  ARTICLE III

                             Administration of Plan

     3.1 Effective March 1, 2006, the general administration of the Plan shall be placed in the Committee. The Committee shall consist of the Senior Vice President, Human Resource Services, Southern Company Services, Inc. (which position is the successor to the Vice President, System Compensation and Benefits, Southern Company Services, Inc.); the Chief Financial Officer, Southern Company Services, Inc.; the Vice President, Tax, Southern Company Services, Inc.; and the Comptroller of Southern Company; or any other position or positions that succeed to the duties of the foregoing positions. Any member may resign or may be removed by the Board of Directors and new members may be appointed by the Board of Directors at such time or times as the Board of Directors in its discretion shall determine. The Committee shall be chaired by the Senior Vice President, Human Resource Services, Southern Company Services, Inc. and may select a Secretary (who may, but need not, be a member of the Committee) to keep its records or to assist it in the discharge of its duties. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Committee may be made or taken by a majority of the members present at any


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meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of the members.

     3.2 No member of the Committee shall receive any compensation from the Plan for his or her service.

     3.3 (a) The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan as may be more particularly set forth herein. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. Any such determination by the Committee shall be conclusive and binding on all persons. The Committee shall be the Plan's agent for service of process.

     (b) If a claim for benefits under the Plan is denied, in whole or in part, the Committee will provide a written notice of the denial within a reasonable period of time, but not later than 90 days after the claim is received. If special circumstances require more time to process the claim, the Committee will issue a written explanation of the special circumstances prior to the end of the 90 day period and a decision will be made as soon as possible, but not later than 180 days after the claim is received.

     The written notice of claim denial will include:

          o    Specific reasons why the claim was denied;

          o Specific references to applicable provisions of the Plan document or other relevant records or papers on which the denial is based, and information about where a Participant or his or her beneficiary may see them;

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          o    A description of any additional material or information needed to process the claim, and an explanation of why such material or information is necessary;

          o An explanation of the claims review procedure, including the time limits applicable to such procedure, as well as a statement notifying the Participant or his or her beneficiary of their right to file suit if the claim for benefits is denied, in whole or in part, on review.

     Upon request, a Participant or his or her beneficiary will be provided without charge, reasonable access to, and copies of, all non-confidential documents that are relevant to any denial of benefits. A claimant has 60 days from the day he or she receives the original denial to request a review. Such request must be made in writing and sent to the Committee. The request should state the reasons why the claim should be reviewed and may also include evidence or documentation to support the claimant's position.

     The Committee will reconsider the claimant's claim, taking into account all evidence, documentation, and other information related to the claim and submitted on the claimant's behalf, regardless of whether such information was submitted or considered in the initial denial of the claim. The Committee will make a decision within 60 days. If special circumstances require more time for this process, the claimant will receive written explanation of the special circumstances prior to the end of the initial 60 day period and a decision will be sent as soon as possible, but not later than 120 days after the Committee receives the request.

     No legal action to recover benefits or enforce or clarify rights under a Plan can be commenced until the Participant or his or her beneficiary has first exhausted the claims and review procedures provided under the Plan.

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     3.4 The Committee may adopt such regulations as it deems desirable for the conduct of its affairs and may appoint such accountants, counsel, actuaries, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan.

     3.5 The Committee shall be reimbursed by the Employing Companies for all reasonable expenses incurred by it in the fulfillment of its duties, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.

     3.6 (a) The Committee is responsible for the daily administration of the Plan and may appoint other persons or entities to perform any of its fiduciary functions. The Committee and any such appointee may employ advisors and other persons necessary or convenient to help the Committee carry out its duties, including its fiduciary duties. The Committee shall review the work and performance of each such appointee, and shall have the right to remove any such appointee from his or her position. Any person, group of persons, or entity may serve in more than one fiduciary capacity.

     (b) The Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers, and other transactions concerning the Plan. Such accounts, books, and records relating thereto shall be open at all reasonable times to inspection and audit by the Board of Directors and by any persons designated thereby.

     (c) The Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants' records; recording and


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transmission of all notices required to be given to Participants and their beneficiaries; the receipt and dissemination, if required, of all reports and information received from an Employing Company; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for proper administration of the Plan. The Committee shall notify the Employing Companies upon their request of any action taken by the Committee, and when required, shall notify any other interested person or persons.

                                   ARTICLE IV

                                   Eligibility

     4.1 Any Employee who is determined eligible to participate in accordance with Section 4.2 of the Plan and whose base compensation and salary grade level equals or exceeds such minimum threshold as may be established by the Committee from time to time may elect to participate in the Plan beginning on any Enrollment Date by electing to have his or her Compensation and/or Incentive Pay reduced and such amounts contributed to the Plan in accordance with Article V hereof, and directing the investment of such contributions in accordance with
Article VI hereof. An Employee who is eligible to participate and elects to defer Compensation and/or Incentive Pay shall be a Participant in the Plan. The Committee shall be authorized to establish the minimum base compensation and the salary grade level required for eligibility to participate in the Plan, to be effective as of the first day of the next succeeding Plan Year. Notwithstanding the foregoing, any Employee eligible to participate in any similar deferred compensation plan maintained by an Employing Company or maintained by a Non-adopting Company shall be ineligible to defer Compensation or Incentive Pay under this Plan, unless the Committee in its sole discretion shall determine otherwise.

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     4.2 The Committee shall determine which Employees are eligible to participate in the Plan. Additionally, the Committee shall be authorized to modify the minimum base compensation and the salary grade threshold described in
Section 4.1 of the Plan and to rescind the eligibility of any Participant to continue deferrals if this is necessary or advisable to ensure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, as such terms are defined by the ERISA. A Participant whose eligibility is rescinded or who loses eligibility for any reason shall not be eligible to defer Compensation or Incentive Pay until eligibility is restored in accordance with the guidelines established by the Committee.

     4.3 The Committee shall have the authority to permit, if it deems appropriate, separate Deferral Elections under Article V hereof, Investment Elections under Article VI hereof, and Distribution Elections under Article VII hereof for Compensation and/or Incentive Pay, respectively.

                                   ARTICLE V

                                Deferral Election

     5.1 A Participant may elect to defer payment of a portion of his or her Compensation otherwise payable to him by his or her Employing Company during each payroll period of the next succeeding Plan Year by any whole percentage not to exceed fifty percent (50%) of his or her Compensation, or such greater or lesser amount as shall be determined by the Committee from time to time. A Participant may also elect to defer payment of up to one hundred percent (100%), by whole percentages, of any Incentive Pay otherwise payable to him or her by his or her Employing Company. The Company shall have the authority to withhold any mandatory taxes from Compensation and/or Incentive Pay at any time as required by law.

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     5.2 The Deferral Election shall be made in a manner prescribed by the
Committee and shall state as follows:

          (a) That the Participant wishes to make an election to defer the receipt of a portion of his or her Compensation and/or all or a portion of his or her Incentive Pay;

          (b) The whole percentage of his or her Compensation and/or Incentive Pay which the Participant elects to defer; and

          (c) The Distribution Election under Article VII hereof.

     5.3 The Deferral Election of a Participant shall be made by the Participant in a manner prescribed by the Committee and delivered by the date established by the Committee and shall be effective on the first day of the Plan Year immediately following the date of the Deferral Election. A Deferral Election with respect to the deferral of future Compensation and/or Incentive Pay shall be an annual election for each Plan Year. The termination of a Participant's participation in the Plan shall not affect the Participant's Compensation or Incentive Pay previously deferred under the Plan, which shall be invested and distributed in accordance with the Participant's elections and the terms and conditions of the Plan. Such terminated Participant shall become an inactive Participant with respect to eligibility to make future deferrals under this Plan.

     5.4 Notwithstanding any other provision of the Plan to the contrary, the Committee shall establish procedures permitting Participants the opportunity to cancel Deferral Elections concerning the 2005 Plan Year. The cancellation of any Deferral Election by a Participant shall be effective as if the Participant cancelled the 2005 Deferral Election effective January 1, 2005. Election procedures established by the Committee under this Section 5.5 shall comply with


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Section 409A of the Internal Revenue Code and the Treasury Department guidance promulgated thereunder.

                                   ARTICLE VI

                             Participants' Accounts

     6.1 Upon the Committee's receipt of a Participant's valid Deferral Election under Article V hereof, beginning as of the Enrollment Date, the designated portion of Compensation and/or Incentive Pay shall be credited to the Participant's Account as of the date of each such deferral in accordance with the provisions of this Article VI.

     6.2 On the last business day of each month, the Account of each Participant electing in a manner prescribed by the Committee to invest his or her deferred Compensation and/or Incentive Pay for a Plan Year in accordance with this
Section 6.2 shall be credited by the Employing Company with a deemed amount equal to the monthly equivalent of the per annum prime rate of interest as published by the Wall Street Journal as the base rate on corporate loans posted as of the last business day of each month by at least seventy five (75%) percent of the United States' largest banks, compounded monthly on any Account balance so invested until such balance is fully distributed.

     6.3 The designated portion of the Account of each Participant electing in a manner prescribed by the Committee to invest his or her deferred Compensation and/or Incentive Pay for a Plan Year in accordance with this Section 6.3 shall be credited on the effective date of investment with the deemed number of shares (including fractional shares) of Common Stock which could have been purchased on such date with the dollar amount of such deferral, based upon the Common Stock's Closing Price on the Valuation Date immediately preceding the date of investment. As of the date on which occurs the payment of dividends on the


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Common Stock, if any, there shall be credited with respect to the deemed number of shares of Common Stock in the Participant's Account on such date such additional deemed shares (including fractional shares) of Common Stock as follows:

          (a) In the case of cash dividends, such additional deemed shares as could be purchased at the Closing Price on the Valuation Date immediately preceding the dividend payment date with the dividends which would have been payable on the deemed number of shares previously credited to the Participant's Account;

          (b) In the case of dividends payable in property other than cash or Common Stock, such additional deemed shares as could be purchased at the Closing Price on the Valuation Date immediately preceding the dividend payment date with the fair market value of the property which would have been payable on the deemed number of shares previously credited to the Participant's Account; or

          (c) In the case of dividends payable in Common Stock, such additional deemed shares as would have been payable on the deemed number of shares previously credited to the Participant's Account.

     6.4 (a) The initial Investment Election by a Participant with respect to deferrals into and earnings on his or her Account shall be made in a manner prescribed by the Committee. Such Investment Elections shall be delivered in accordance with such instructions and shall be effective on the first day of such succeeding Plan Year.

     (b) The Participant may transfer in accordance with procedures prescribed by the Committee all or a portion of his Account between investment options. Any such transfer shall constitute an Investment Election as to the amount transferred and shall be effective immediately upon transfer. The timing of transfers between investment options, the procedures for transfer and the


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valuation of transferred Accounts or portions of Accounts shall be determined by the Committee. In any event, any Participant who is required to file reports pursuant to Section 16(a) of the Exchange Act with respect to equity securities of Southern shall not be permitted to transfer between investment options during any restricted period as determined by the Committee in its sole discretion.

     6.5 The Committee shall issue a report at least annually to each Participant holding an Account, setting forth at least the following:

          (a) with respect to amounts invested under Section 6.2 hereof, as of the last day of the Plan Year, the Account Balance, the dollar amount of deferrals, and earnings thereon, and

          (b) with respect to amounts invested under Section 6.3 hereof, the Closing Price of shares of Common Stock credited to each Participant's Account as of the Valuation Date on or immediately preceding the last day of the Plan Year, the total number of deemed shares of Common Stock (and fractions thereof), and the total value of the Participant's deemed investment in Common Stock as of such Valuation Date.

                                  ARTICLE VII

                              Account Distribution

     7.1 (a) When a Participant Separates from Service with an Employing Company or otherwise becomes entitled to commence the distribution of all or a portion of his or her Account, he or she shall be entitled to receive in cash an amount equal to the dollar amount of any deferrals and any amounts in lieu of interest thereon credited to his or her Account under Section 6.2 hereof, and the dollar value of the product of the Closing Price multiplied by the number of deemed shares of Common Stock (and fractions thereof) credited to his or her Account in


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accordance Section 6.3 hereof, determined as of the date the Account is valued for distribution. Such amounts shall be paid in accordance with the Participant's Distribution Elections made in accordance with Section 7.4. No portion of a Participant's Account shall be distributed in Common Stock.

     (b) The transfer by a Participant between subsidiaries or affiliates of Southern shall not be deemed to be a termination of employment with an Employing Company for purposes of the Plan.

     7.2 In the event that a Participant has made or is deemed to have made a Distribution Election to receive a lump sum distribution of his or her Account, the dollar amount determined under Section 7.1 hereof shall be paid to the Participant as soon as practicable following the date on which the Participant's Separation from Service occurs or such specified date, if any, elected by the Participant in accordance with Section 7.6. Notwithstanding the foregoing, if a Participant is a Key Employee, such Participant shall be subject to the Key-Employee Delay and the payment of the lump sum following Separation from Service shall be as of the beginning of the seventh full calendar month. Such delay shall not apply to a Participant's election under Section 7.6.

     7.3 In the event that a Participant has made a Distribution Election to receive the distribution of his or her Account in annual installments, the first payment shall be made as soon as practicable following the date on which the Participant's Separation from Service occurs and shall be in an amount equal to the dollar balance in the Participant's Account determined under Section 7.1 hereof, divided by the number of annual installments elected. Subsequent annual installments shall be in an amount equal to the dollar value of the Participant's Account determined under Section 7.1 hereof divided by the number of the remaining annual payments, and shall be paid as soon as practicable


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following each anniversary of the initial payment date (or what would have been the initial payment date but for the Key-Employee Delay) until the balance of the Participant's Account is paid in full. For purposes of Section 409A of the Code, installments shall be treated as a single payment. Notwithstanding the foregoing, if a Participant is a Key Employee, such Participant shall be subject to the Key-Employee Delay and the first installment payment following Separation from Service shall be as of the beginning of the seventh full calendar month.

     7.4 For each Plan Year a Participant makes an annual Deferral Election, he or she shall make a Distribution Election in a manner prescribed by the Committee. Such Distribution Election shall apply only to the amounts attributable to that specified annual Deferral Election and may not be subsequently revoked, except that one or more annual Distribution Elections may be modified by a Participant but only if such modification meets the requirements of a Modification Delay.

     7.5 Upon the death of a Participant prior to the complete distribution of his or her Account, the unpaid Account balance shall be paid in accordance with the Participant's Deferral Election in the form of a lump sum or in up to ten
(10) annual installments as soon as practicable following the date on which the Committee is provided evidence of the Participant's death. Notwithstanding the foregoing, if the Participant has an outstanding election to be paid all or a portion of his or her Account balance as of a specified date in accordance with
Section 7.6 in effect as of his or her date of death, the unpaid amount attributable to this election shall be paid in the form of a lump sum as soon as practicable following the date on which the Committee is provided evidence of the Participant's death.

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     7.6 In addition to distributions commencing upon a Separation from Service,
Participants may elect in a manner prescribed by the Committee to commence payment of all or a portion of his or her unpaid Account balance as of a specified date.

     7.7 Upon the Total Disability of a Participant, the balance of his or her Account shall be paid in accordance with the Participant's Deferral Election commencing as of such Participant's Separation from Service and, if applicable, as of any date specified by the Participant pursuant to an election under
Section 7.6.

     7.8 Upon the occurrence of an Unforeseeable Emergency and an application made by a Participant or his or her beneficiary, the Committee may in its sole discretion determine to make a lump-sum payment up to the amount in the Participant's Account in accordance with the requirements of Code Section 409A to satisfy such Unforeseeable Emergency. Such lump-sum payment shall reduce pro rata the amount attributable to each annual Deferral Election made by the Participant.

     7.9 Beneficiary designations may be made or changed by the Participants in a manner prescribed by the Committee at any time without the consent of any prior beneficiary. In the event a beneficiary designation is not on file or the designated beneficiary is deceased or cannot be located following the death of the Participant, payment will be made to the Participant's estate.

     7.10 In the event a Participant who is employed on or after January 1, 1999 with an "Employing Company" (as defined in the Change in Control Benefits Protection Plan) disputes the calculation of his Account or payment of amounts due under the terms of the Plan, such Participant has recourse against the Company, the Employing Company by which Participant is employed, if different, the Plan, and the Trust for the payment of benefits to the extent the Trust so provides.

     7.11 The provisions of the Change in Control Benefits Protection Plan are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern or an Employing Company, the benefits to be provided hereunder, and the funding of the Trust in the event of such a change in control. Any modifications to the Change in Control Benefits Protection Plan are likewise incorporated herein.

                                  ARTICLE VIII

                            Miscellaneous Provisions

     8.1 Neither the Participant, his or her beneficiary, nor his or her legal representative shall have any rights to commute, sell, assign, transfer, or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be non-assignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

     8.2 Except as expressly limited under the terms of the Trust, an Employing Company maintaining an Account for the benefit of a Participant shall neither reserve nor specifically set aside funds for the payment of its obligations under the Plan. In any event, such obligations shall be paid or deemed to be paid solely from the general assets of the Employing Companies. Participants shall only have the status of a general, unsecured creditor of the Employing Company(ies). Notwithstanding that a Participant shall be entitled to receive the balance of his or her Account under the Plan, the assets from which such amount may be paid shall at all times be subject to the claims of the creditors of the Participants' Employing Companies.

     8.3 Except for the provisions of Section 7.10 hereof, which may not be amended following a "Southern Change in Control" or "Subsidiary Change in Control" (as defined in the Change in Control Benefits Protection Plan), the Plan may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to any amounts which have been earned or deferred under the Plan prior to such amendment, modification, or termination. Payment in full in cash of the amount credited to a Participant's Account as of the date of any amendment, modification, or termination of the Plan shall not be deemed to be an impairment of the Participant's rights under the Plan. Effective March 1, 2006, the Plan may also be amended by the Committee (a) if such amendment does not involve a substantial increase in cost to any Employing Company, or (b) as may be necessary, proper, or desirable in order to comply with laws or regulations enacted or promulgated by any federal or state governmental authority.

     8.4 It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he or she may be eligible, whether funded or unfunded, by reason of his or her employment with any Employing Company.

     8.5 There shall be deducted from each payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by an Employing Company to such governmental authority for the account of the person entitled to such distribution.

     8.6 Any Compensation or Incentive Pay deferred by a Participant while employed by an Employing Company and any Transferred Amounts shall not be considered "compensation," as the term is defined in the Employee Savings Plan, the Employee Stock Ownership Plan, or the Pension Plan. Distributions from a Participant's Account shall not be considered wages, salaries, or compensation under any other employee benefit plan.

     8.7 No provision of this Plan shall be construed to affect in any manner the existing rights of an Employing Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of the Participant and his or her Employing Company.

     8.8 For the avoidance of doubt, the provisions of the Plan effective in the Plan's amendment and restatement dated January 1, 2004 ("2004 Plan") concerning Mirant Shares were applied through the liquidation of Mirant Shares as a form of investment in the Plan as of June 30, 2006. Although these provisions concerning Mirant Shares are not restated in this amendment and restatement, a Participant's rights concerning Mirant Shares are as set forth in such 2004 Plan. To this limited extent, the provisions in the 2004 Plan concerning Mirant Shares are incorporated herein.

     8.9 This Plan, and all rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia without regard to conflict of laws principles to the extent not preempted by ERISA.

     IN WITNESS WHEREOF, the amended and restated Plan has been executed by duly authorized officers of Southern Company Services, Inc. pursuant to resolutions of the Board of Directors and the Committee, this 1 day of November , 2006.


                                                SOUTHERN COMPANY SERVICES, INC.

                                                By: /s/Patricia L. Roberts

                                                Its:        Secretary
Attest:

By: /s/Sam H. Dabbs, Jr.

Its:   Assistant Secretary

                                   APPENDIX A


                              THE SOUTHERN COMPANY
                           DEFERRED COMPENSATION PLAN


                    EMPLOYING COMPANIES AS OF JANUARY 1, 2005


Alabama Power Company
Georgia Power Company
Gulf Power Company
Mississippi Power Company
Savannah Electric and Power Company (ending July 1, 2006)
Southern Communications Services, Inc.
Southern Company Energy Solutions, LLC
Southern Company Services, Inc.
Southern Nuclear Operating Company, Inc.

                             SCHEDULE OF PROVISIONS
                             FOR PRE-2005 DEFERRALS


                                    ARTICLE I

                                     Purpose

         1.1 Schedule of Provisions for Pre-2005 Deferrals: This Schedule sets forth the operative provisions of the Plan applicable to "grandfathered" deferrals of Compensation and Incentive Pay made by Participants which are treated by the Employing Companies as not subject to Section 409A of the Code. The Account balance (plus earnings thereon) of the grandfathered deferrals shall only be subject to the provisions set forth in this Schedule. In accordance with transition rules under Section 409A of the Code, Internal Revenue Service Notice 2005-1 or any other applicable guidance from the Department of Treasury, these provisions are only intended to preserve the rights and features of the "grandfathered" deferrals and are, therefore, not intended to "materially modify" any aspect of such rights and features. Provisions of this Schedule should be so construed whenever necessary or appropriate. Provisions in this Schedule shall only be amended in accordance with this Schedule's terms.

                                   ARTICLE II

                                   Definitions

         For purposes of this Schedule, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 "Account" shall mean the account or accounts established and maintained by an Employing Company to reflect the interest of a Participant in the Plan solely pursuant to the terms of this Schedule resulting from a Participant's deferral of Compensation and/or Incentive Pay and adjustments thereto to reflect income, gains, losses, and other credits or charges. The Account amount is attributable to those deferrals which are not subject to Section 409A of the Code. Charges to Participant's Accounts for distributions shall be posted as of the date the Account is valued for distribution.

     2.2 "Change in Control Benefits Protection Plan" shall mean the Change in Control Benefits Protection Plan, as approved by the board of directors of Southern, as it may be amended from time to time in accordance with the provisions therein.

     2.3 "Closing Price" shall mean the closing price on any trading day of a share of the Common Stock based on consolidated trading as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices of New York Stock Exchange listed securities.

     2.4 "Committee" shall mean the committee referred to in Section 3.1 of this Schedule.

     2.5 "Common Stock" shall mean the common stock of Southern.

     2.6 "Company" shall mean Southern Company Services, Inc.

     2.7 "Compensation" shall mean the rate of an Employee's base wages or salary paid by any Employing Company to an Employee, including amounts contributed by an Employing Company to the Employee Savings Plan as Elective Employer Contributions, as said term is defined in the Employee Savings Plan, pursuant to the Employee's exercise of his or her deferral option made in accordance with Section 401(k) of the Internal Revenue Code, amounts contributed by an Employing Company to the Employee Savings Plan as catch-up contributions pursuant to the Employee's exercise of his deferral option made thereunder in accordance with the requirements of Section 414(v) of the Internal Revenue Code, and amounts contributed by an Employing Company to The Southern Company Flexible Benefits Plan on behalf of the Employee pursuant to his or her salary reduction election under such plan; but disregarding overtime and any reimbursements to an Employee paid by any Employing Company including, but not limited to, reimbursements for such items as moving expenses, automobile expenses, tax preparation expenses, travel and entertainment expenses, and health and life insurance premiums.

     2.8 "Deferral Election" shall mean the Participant's election to defer a portion of his or her Compensation and/or Incentive Pay pursuant to Article V of the main body of the Plan.

     2.9 "Distribution Election" shall mean the election under Article VII of this Schedule, pursuant to which a Participant elects the distribution of the balance of his or her Account to be made in either a lump sum or in up to ten
(10) annual installments following the Participant's death, disability, retirement, or other termination of Employment with an Employing Company.

     2.10 "Employee Savings Plan" shall mean The Southern Company Employee Savings Plan, as amended from time to time.

     2.11 "Employee Stock Ownership Plan" shall mean The Southern Company Employee Stock Ownership Plan, as amended from time to time.

     2.12 "Employing Company" shall mean the Company, or any affiliate or subsidiary (direct or indirect) of Southern Company, which the board of directors of the Company may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them. The Employing Companies are set forth in Appendix A of the Plan, as may be amended from time to time.

     2.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.14 "Incentive Pay" shall mean such long-term or short-term incentive pay as the Committee shall permit to be deferred under the Plan for any Plan Year.

     2.15 "Investment Election" shall mean the Participant's election to have his or her deferred Compensation or Incentive Pay invested pursuant to Section
6.1 or Section 6.2 of this Schedule.

     2.16 "Participant" shall mean for purposes of this Schedule an Employee or former employee of an Employing Company who has an unpaid Account balance governed by the terms of this Schedule upon his or her death, disability, retirement, or other termination of employment with an Employing Company.

     2.17 "Plan" shall mean the Southern Company Deferred Compensation Plan, amended and restated as of January 1, 2005 which includes this Schedule, as may be further amended from time to time.

     2.18 "Plan Year" shall mean the calendar year.

     2.19 "Southern" shall mean Southern Company, its successors and assigns.

     2.20 "Trust" shall mean the Southern Company Deferred Compensation Trust.

     2.21 "Valuation Date" shall mean each trading day of the New York Stock Exchange, or any successor national exchange on which the Common Stock is traded and with respect to which a Closing Price may be determined.

     Where the context requires, the definitions of all terms set forth in the Pension Plan, the Employee Savings Plan, and the Employee Stock Ownership Plan shall apply with equal force and effect for purposes of interpretation and administration of the Plan, unless said terms are otherwise specifically defined in the Plan. Words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.

                                   ARTICLE III

                           Administration of Schedule

     3.1 Article III of the main body of the Plan is herein incorporated into this Schedule by reference. Any amendment to Article III of the main body of the Plan shall operate as amendment to this Article III of the Schedule.

                                   ARTICLE IV

                                   Eligibility

     4.1 For so long as an Employee has an Account balance governed by this Schedule, he or she shall be a Participant in the Plan for purposes of this Schedule, and such Account balance shall be maintained and administered solely in accordance with the terms of this Schedule.

                                    ARTICLE V

                                Deferral Election

     5.1 No new deferral elections may be made which are subject to this Schedule.

                                   ARTICLE VI

                             Participants' Accounts

     6.1 On the last business day of each month, the Account of each Participant electing in a manner prescribed by the Committee to invest his or her deferred Compensation and/or Incentive Pay for a Plan Year in accordance with this
Section 6.1 shall be credited by the Employing Company with a deemed amount equal to the monthly equivalent of the per annum prime rate of interest as published by the Wall Street Journal as the base rate on corporate loans posted as of the last business day of each month by at least seventy five (75%) percent of the United States' largest banks, compounded monthly on any Account balance so invested until such balance is fully distributed.

     6.2 The designated portion of the Account of each Participant electing in a manner prescribed by the Committee to invest his or her deferred Compensation and/or Incentive Pay for a Plan Year in accordance with this Section 6.2 shall be credited on the effective date of investment with the deemed number of shares (including fractional shares) of Common Stock which could have been purchased on such date with the dollar amount of such deferral, based upon the Common Stock's Closing Price on the Valuation Date immediately preceding the date of investment. As of the date on which occurs the payment of dividends on the Common Stock, if any, there shall be credited with respect to the deemed number of shares of Common Stock in the Participant's Account on such date such additional deemed shares (including fractional shares) of Common Stock as follows:

     (a)In the case of cash dividends, such additional deemed shares as could be purchased at the Closing Price on the Valuation Date immediately preceding the dividend payment date with the dividends which would have been payable on the deemed number of shares previously credited to the Participant's Account;

     (b) In the case of dividends payable in property other than cash or Common Stock, such additional deemed shares as could be purchased at the Closing Price on the Valuation Date immediately preceding the dividend payment date with the fair market value of the property which would have been payable on the deemed number of shares previously credited to the Participant's Account; or

     (c) In the case of dividends payable in Common Stock, such additional deemed shares as would have been payable on the deemed number of shares previously credited to the Participant's Account; or

     6.3 The Participant may transfer in accordance with procedures prescribed by the Committee all or a portion of his Account between investment options. Any such transfer shall constitute an Investment Election as to the amount transferred and shall be effective immediately upon transfer. The timing of transfers between investment options, the procedures for transfer, and the valuation of transferred Accounts or portions of Accounts shall be determined by the Committee.

     6.4 The Committee shall issue a report at least annually to each Participant holding an Account, setting forth at least the following:

     (a) with respect to amounts invested under Section 6.1 hereof, as of the last day of the Plan Year, the Account Balance, the dollar amount of deferrals, and earnings thereon, and

     (b) with respect to amounts invested under Section 6.2 hereof, the Closing Price of shares of Common Stock credited to each Participant's Account as of the Valuation Date on or immediately preceding the last day of the Plan Year, the total number of deemed shares of Common Stock (and fractions thereof), and the total value of the Participant's deemed investment in Common Stock as of such Valuation Date.

                                   ARTICLE VII

                              Account Distribution

     7.1 (a) When a Participant retires or terminates his or her employment with an Employing Company, he or she shall be entitled to receive in cash an amount equal to the dollar amount of any deferrals and any amounts in lieu of interest thereon credited to his or her Account under Section 6.1 hereof, and the dollar value of the product of the Closing Price multiplied by the number of deemed shares of Common Stock (and fractions thereof) credited to his or her Account in accordance Section 6.2 hereof, determined as of the date the Account is valued for distribution. Such amounts shall be paid in accordance with the Participant's most recent Distribution Election effective in accordance with
Section 7.4. No portion of a Participant's Account shall be distributed in Common Stock.

     (b)The transfer by a Participant between subsidiaries or affiliates of Southern shall not be deemed to be a termination of employment with an Employing Company for purposes of the Plan.

     7.2 In the event that a Participant's most recent Distribution Election effective in accordance with Section 7.4 is to receive a lump-sum distribution of his or her Account, the dollar amount determined under Section 7.1 hereof shall be paid to the Participant not later than sixty (60) days following the date on which the Participant's termination of employment occurs, or as soon as reasonably practicable thereafter.

     7.3 In the event that a Participant's most recent Distribution Election effective in accordance with Section 7.4 is to receive the distribution of his or her Account in annual installments, the first payment shall be made not later than sixty (60) days following the date on which the Participant's termination of employment occurs, or as soon as reasonably practicable thereafter, and shall be in an amount equal to the dollar balance in the Participant's Account determined under Section 7.1 hereof, divided by the number of annual installments elected. Subsequent annual installments shall be in an amount equal to the dollar value of the Participant's Account determined under Section 7.1 hereof divided by the number of the remaining annual payments, and shall be paid as soon as practicable following each anniversary of the initial payment date until the balance of the Participant's Account is paid in full.

     7.4 The Participants' initial Distribution Elections may not be revoked and shall govern the distribution of the Participants' Accounts. Notwithstanding the foregoing, and except as otherwise provided herein, the Committee may, in its sole discretion, upon application by a Participant, accept an amended Distribution Election from a Participant provided the election is made not later than the 366th day prior to a distribution of such Participant's Account in accordance with the terms of the Plan; provided further, however, that any Participant who is required to file reports pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended, with respect to equity securities of Southern shall not be permitted to amend his or her Distribution Election during any time period for which such Participant is required to file any such reports with respect to the portion of his or her Account invested in accordance with the provisions of Section 6.2 of this Schedule, unless the Committee in its sole discretion shall determine otherwise.

     7.5 Upon the death of a Participant prior to the complete distribution of his or her Account, the unpaid Account balance shall be paid in the sole discretion of the Committee (a) in a lump sum to the Participant's designated beneficiary within sixty (60) days following the date on which the Committee is provided evidence of the Participant's death (or as soon as reasonably practicable thereafter) or (b) in accordance with the Distribution Election made by such Participant. In the event a beneficiary designation is not on file or the designated beneficiary is deceased or cannot be located, payment will be made to the Participant's estate.

     7.6 Beneficiary designations may be changed by the Participants at any time without the consent of any prior beneficiary.

     7.7 Upon the total disability of a Participant, as determined by the Social Security Administration, prior to the complete distribution of his or her Account, the unpaid balance of his or her Account shall be paid in the sole discretion of the Committee (a) in a lump sum to the Participant or his or her legal representative within sixty (60) days following the date on which the

Committee receives notification of the determination of disability by the Social Security Administration (or as soon as reasonable practicable thereafter) or (b) in accordance with the Participant's Deferral Election.

     7.8 Upon application made by a Participant, his or her designated beneficiary, or an authorized legal representative, the Committee may in its sole discretion determine to accelerate payments or, in the event of death or total disability (as determined by Social Security Administration), may extend or otherwise make payments in a manner different from the manner in which such payment would otherwise be made under the Participant's Deferral Election in the absence of such determination.

     7.9 In the event a Participant who is employed on or after January 1, 1999 with an "Employing Company" (as defined in the Change in Control Benefits Protection Plan) disputes the calculation of his Account or payment of amounts due under the terms of this Plan, such Participant has recourse against the Company, the Employing Company by which Participant is employed, if different, the Plan, and the Trust for the payment of benefits to the extent the Trust so provides.

     7.10 The provisions of the Change in Control Benefit Benefits Protection Plan are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern or an Employing Company, the benefits to be provided hereunder, and the funding of the Trust in the event of such a change in control. Any modifications to the Change in Control Benefits Protection Plan are likewise incorporated herein.

                                  ARTICLE VIII

                            Miscellaneous Provisions

     8.1 Except for Section 8.3 of the main body of the Plan, Article VIII is hereby incorporated by reference into this Schedule. Any amendment to Article VIII of the main body of the Plan shall operate as an amendment to this Article VIII of the Schedule except that Section 8.2 below shall set forth the sole method for amending and/or terminating this Schedule.

     8.2 This Schedule may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time by resolution expressly modifying this Schedule; provided, however, that (a) Section 7.10 of this Schedule may not be amended following a "Southern Change in Control" or "Subsidiary Change in Control" (as defined in the Change in Control Benefits Protection Plan), (b) no such amendment, modification, or termination shall impair any rights to any amounts which have been earned or deferred under the Plan prior to such amendment, modification, or termination and/or (c) Article III and Section 8.1 of this Schedule may be amended in accordance with their terms. Payment in full in cash of the amount credited to a Participant's Account governed by this Schedule as of the date of any amendment, modification, or termination of the Plan shall not be deemed to be an impairment of the Participant's rights under the Plan. It is the Company's intent that any modification to this Schedule shall not constitute nor shall it be interpreted to be a "material modification" of any right or feature of this Schedule as such term is defined under Section 409A of the Code, Internal Revenue Service Notice 2005-1 or any subsequent guidance promulgated by the Treasury Department.